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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF RENTECH, INC.

OKON, Inc.
Petroleum Mud Logging, Inc.
Rentech Development Corporation
Rentech Services Corporation


All of these subsidiaries are 100% owned by Rentech, Inc. and are included in our consolidated financial statements. All of the subsidiaries are incorporated in Colorado.